UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

April 24, 2013

Date of Report (Date of earliest event reported)

Zynga Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35375	42-1733483
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. employer identification number)

699 Eighth Street

San Francisco, CA 94103

(Address of principal executive offices, including zip code)

(855) 449-9642

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

On April 24, 2013, Zynga Inc. (“Zynga”) issued a press release announcing financial results for its first fiscal quarter ended March 31, 2013. A copy of the press release is furnished as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

The information furnished on this Form 8-K, including the exhibit attached, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01.	Other Events

Our investors and others should note that we currently announce material information to our investors using SEC filings, press releases, public conference calls and webcasts. We use these channels as well as social media channels to announce information about the company, games, employees and other issues. Given the recent SEC guidance regarding the use of social media channels to announce material information to investors, we are notifying investors, the media, our players and others interested in the company that in the future, we might choose to communicate material information via social media channels and it is possible that the information we post on social media channels could be deemed to be material information. Therefore, in light of the SEC’s guidance, we encourage investors, the media, our players and others interested in our company to review the information we post on the U.S. social media channels listed below.

Zynga Facebook Page (https://www.facebook.com/zynga)

Zynga Twitter Feed (https://twitter.com/zynga)

Zynga Company Blog (http://blog.zynga.com)

Any updates to the list of social media channels we will use to communicate material information will be posted on the Investor Relations page of the company’s website at http://investor.zynga.com.

Item 9.01	Financial Statements and Exhibits.

(d)	The following exhibit is filed with this report on Form 8-K:

Exhibit Number	Description

99.1	Press release issued by Zynga Inc. dated April 24, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Zynga Inc.

Date: April 24, 2013	By:	/s/ Mark Vranesh
Mark Vranesh
Chief Financial Officer and
Chief Accounting Officer

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press release issued by Zynga Inc. dated April 24, 2013.